     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 1994
                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                            BROWN-FORMAN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                DELAWARE                               61-0143150
        (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NO.)
                               850 DIXIE HIGHWAY
                        LOUISVILLE, KENTUCKY 40210-1091
                                 (502) 585-1100
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                              MICHAEL B. CRUTCHER
                             SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                            BROWN-FORMAN CORPORATION
                               850 DIXIE HIGHWAY
                        LOUISVILLE, KENTUCKY 40210-1091
                                 (502) 585-1100
    (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE FOR REGISTRANT)
                               ----------------
                                   COPIES TO:
           JOHN BRANDOW, ESQ.                     JAMES S. WELCH, ESQ.
         DAVIS POLK & WARDWELL                    OGDEN NEWELL & WELCH
          450 LEXINGTON AVENUE                 1200 ONE RIVERFRONT PLAZA
        NEW YORK, NEW YORK 10017            LOUISVILLE, KENTUCKY 40202-2938
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

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- --------------------------------------------------------------------------------

                                                      PROPOSED
                        PRINCIPAL      PROPOSED        MAXIMUM
    TITLE OF EACH        AMOUNT        MAXIMUM        AGGREGATE     AMOUNT OF
 CLASS OF SECURITIES      TO BE     OFFERING PRICE     OFFERING    REGISTRATION
  TO BE REGISTERED    REGISTERED(1)    PER UNIT        PRICE(2)        FEE
- -------------------------------------------------------------------------------
Debt Securities...... $150,000,000       100%      $150,000,000(3)   $51,725

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) Or, if securities are issued at original issue discount, such greater amount as shall result in aggregate proceeds of $150,000,000 to Brown-
    Forman Corporation.
(2) Estimated solely for the purpose of determining the registration fee.
(3) In U.S. dollars or their equivalent in foreign denominated currency or currency units.
                               ----------------
  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS HEREIN ALSO RELATES TO AND DESCRIBES $100 MILLION AGGREGATE PRINCIPAL AMOUNT OF DEBT SECURITIES REGISTERED UNDER REGISTRATION STATEMENT NO. 33-12413 OF THE
REGISTRANT.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS (Subject to Completion)
Issued March 8, 1994

                                  $250,000,000

                            Brown-Forman Corporation

                                Debt Securities

                                  -----------

  Brown-Forman Corporation (the "Company") may offer from time to time, in one or more series, debt securities ("Debt Securities") with an initial aggregate offering price not to exceed $250,000,000 (or the equivalent in foreign denominated currency or units based on or relating to currencies, including European Currency Units). The Company will offer Debt Securities to the public on terms determined by market conditions. Debt Securities may be sold for U.S. dollars, foreign denominated currency, or currency units; principal of and any interest on Debt Securities may likewise be payable in U.S. dollars, foreign denominated currency, or currency units--in each case, as the Company specifically designates.

  The accompanying Prospectus Supplement (the "Prospectus Supplement") sets forth the specific designation, aggregate principal amount, designated currency (or currency unit), purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), listing (if any) on a securities exchange, and any other specific terms of the Debt Securities and the name of and compensation to each dealer, underwriter, or agent (if any) involved in the sale of Debt Securities.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION OR  ANY  STATE  SECURITIES  COMMISSION  NOR HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES  COMMISSION
      PASSED  UPON  THE ACCURACY  OR  ADEQUACY  OF THIS  PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  The Company may offer Debt Securities to or through dealers, underwriters, or agents designated from time to time, as set forth in the Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a purchaser or dealer, the public offering price less discount in the case of an underwriter, or the purchase price less commission in the case of an agent--in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters, and agents.

                                  -----------

MORGAN STANLEY & CO.
     Incorporated

                  GOLDMAN, SACHS & CO.

                                    LEHMAN BROTHERS

                                                     J.P. MORGAN SECURITIES INC.

March 8, 1994

  NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN THE PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS OR IN THE PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BROWN-FORMAN CORPORATION, OR BY ANY UNDERWRITER, DEALER, OR AGENT. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Brown-Forman Corporation...................................................   3
Ratio of Earnings to Fixed Charges.........................................   3
Use of Proceeds............................................................   4
Description of Debt Securities.............................................   4
Plan of Distribution.......................................................  10
Legal Matters..............................................................  11
Experts....................................................................  11

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and files reports, proxy statements, and other information under the Exchange Act with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed. Copies may also be obtained from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. This Prospectus does not contain all information set forth in the Registration Statement, of which this Prospectus is a part, and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Act") and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company incorporates by reference into this Prospectus the following reports, filed with the Commission under the Exchange Act:

    (a) its Annual Report on Form 10-K for the year ended April 30, 1993 (which incorporates by reference certain portions of the 1993 Annual Report to Shareholders and the Proxy Statement for the Annual Meeting of Shareholders held on July 22, 1993); and

    (b) its Quarterly Reports on Form 10-Q for the quarters ended July 31, 1993; October 31, 1993; and January 31, 1994 (as amended).

  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of it from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this

Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in a subsequently filed document incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any statements so modified or superseded, except as so modified or superseded, shall not be deemed to be a part of this Prospectus.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED (INCLUDING ANY BENEFICIAL OWNER), ON WRITTEN OR ORAL REQUEST A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE MADE TO BROWN-FORMAN CORPORATION, SHAREHOLDER RELATIONS, P.O. BOX 1080, LOUISVILLE, KENTUCKY 40201-1080, TELEPHONE (502) 585-1100.

                            BROWN-FORMAN CORPORATION

  The Company was incorporated in Delaware in 1933, as successor to a business founded in 1870 as a partnership and incorporated in Kentucky in 1901. Its principal executive offices are located at 850 Dixie Highway, Louisville, Kentucky 40210-1091 (mailing address: P.O. Box 1080, Louisville, Kentucky 40201-1080), and its telephone number is (502) 585-1100.

  The Company and its subsidiaries manufacture and market high quality, consumer branded products in two business segments: wines and spirits and consumer durables. These segments are summarized below.

WINES AND SPIRITS

  The Company was founded as a spirits company more than a century ago, and its principal business remains wines and spirits. Through its Brown-Forman Beverage Company division, the Company produces, imports, and markets many of the best-known wines and spirits in the world. Major brands include Jack Daniel's Tennessee whiskey, Canadian Mist Canadian whisky, Southern Comfort liqueur, Early Times Old Style Kentucky whisky, Jack Daniel's Country Cocktails, Korbel California champagnes, Bolla Italian wines, and Fetzer Vineyards California wines. Trade publications regularly rank many of the Company's major brands as either the first or second largest selling alcoholic beverage of their type in the United States. In addition to having a large presence in the United States wines and spirits market, the Company has established a growing and profitable overseas business; Jack Daniel's Tennessee whiskey and Southern Comfort liqueur are the Company's principal exports in this segment.

CONSUMER DURABLES

  The Company's consumer durables segment includes the manufacturing, export, import, and/or marketing of Lenox china and crystal; Dansk International Designs; ceramic and crystal collectibles; Gorham silver, crystal, and china; and Hartmann luggage.

  The Company believes that this segment is the largest domestic manufacturer and marketer of fine china dinnerware, crystal stemware, and pewter hollowware. The segment is also a leading manufacturer and distributor of fine quality luggage, business cases, and personal leather accessories.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                 NINE
                                                MONTHS
                                                 ENDED
                                                JANUARY   YEAR ENDED APRIL 30,
                                                  31,   ------------------------
                                                 1994   1993 1992 1991 1990 1989
                                                ------- ---- ---- ---- ---- ----
Ratios of Earnings to Fixed Charges............  14.1   11.9 12.1 15.0 8.5  8.8

  For the purpose of computing the ratio of earnings to fixed charges, earnings equals income before income taxes and the cumulative effect of changes in accounting principles, plus fixed charges. Fixed charges consist of interest on all indebtedness and a portion of rental expense determined to be representative of interest.

                                USE OF PROCEEDS

  The Company expects to use the net proceeds from the sale of Debt Securities for general corporate purposes, including repayment of indebtedness, working capital and capital expenditures. Further details relating to the use of the net proceeds may be set forth in the applicable Prospectus Supplement.

                         DESCRIPTION OF DEBT SECURITIES

  Debt Securities will be unsecured obligations issued under an Indenture (the "Indenture") dated as of March 1, 1994, between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The following summaries are incomplete and are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Wherever statements below refer to particular Indenture provisions, such provisions are incorporated by reference as part of the statements made, and such statements are qualified in their entirety by such reference. Capitalized terms used below and not otherwise defined are used as defined in the Indenture. Section references in italics are to sections of the Indenture.

GENERAL

  Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. Except as described in "Certain Covenants of the Company-- Negative Pledge" below, the Indenture does not limit the amount of debt, either secured or unsecured, which the Company may issue under the Indenture or otherwise.

  The Company may issue Debt Securities from time to time with an aggregate initial offering price not to exceed $250,000,000 or the equivalent thereof in foreign denominated currency or units based on or relating to foreign currencies, including European Currency Units. The Company will offer Debt Securities to the public on terms determined by then prevailing market conditions. The Company may issue Debt Securities in one or more series with the same or various maturities and may sell them at par, at a premium, or at an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

  Reference is made to the Prospectus Supplement for the following terms of Debt Securities offered hereby (to the extent such terms apply to such Debt Securities): (1) designation, aggregate principal amount, denomination, and currency or currency unit; (2) the price or prices (generally expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (3) maturity date; (4) currency, currencies, or units based on or relating to currencies for which Debt Securities may be purchased and in which principal of, premium (if any) and any interest will or may be payable; (5) interest rate(s) (or their manner of calculation); (6) the times at which any such interest will be payable; (7) the place(s) where the principal of and interest (if any) on Debt Securities will be payable; (8) redemption or sinking fund provisions or analogous provisions; (9) whether Debt Securities will be issuable in registered form or bearer form or both and, if in bearer form, restrictions on the exchange of one form for another and on the offer, sale, and delivery of Debt Securities in bearer form; (10) whether and under what circumstances the Company will pay additional amounts on Debt Securities held by a person who is not a U.S. person (as defined below) in respect of any tax, assessment, or government charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; (11) federal income tax consequences; and (12) any other specific terms, including any terms which may be required by or advisable under United States laws or regulations. For purposes of this Prospectus, "U.S. person" means a citizen, national, or resident of the United States of America, its territories, possessions, and all areas subject to its jurisdiction (the "United States"), a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income tax regardless of its source.

  Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the place(s), and subject to the restrictions set forth in Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Debt Securities in bearer form and their coupons, if any, will be transferable by delivery.

  Unless otherwise set forth in the Prospectus Supplement, the Debt Securities will not contain any provisions which may afford holders of the Debt Securities protection in the event of a change in control of the Company or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control of the Company).

BOOK-ENTRY DEBT SECURITIES

  The Debt Securities of a series may be issued as book-entry debt in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary ("Depositary") or its nominee identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or its nominee. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or to another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons holding interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters, or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

  So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal, premium, if any, and interest on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. Neither the Company, the Trustee, nor any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

CERTAIN COVENANTS OF THE COMPANY

  Negative Pledge. If the Company or any Subsidiary (as defined below) shall incur, issue, assume or guarantee any debt secured by a Mortgage on any Principal Property (as defined below) of the Company or any Subsidiary or on any shares of capital stock or debt of any Subsidiary, the Company will secure, or cause such Subsidiary to secure, the outstanding Debt Securities equally and ratably with such secured debt, unless after giving effect thereto the aggregate amount of all such secured debt together with all Attributable Debt (as defined below) of the Company and its Subsidiaries in respect of sale and lease-back transactions involving Principal Properties would constitute less than 10% of the Consolidated Net Assets (as defined below) of the Company and its consolidated Subsidiaries. This restriction will not apply in the case of:

    (1) Mortgages affecting property of any corporation existing at the time such corporation becomes a Subsidiary or at the time it is acquired by the Company or a Subsidiary or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such corporation's becoming a Subsidiary;

    (2) Mortgages existing at the time of acquisition of the property affected thereby, or Mortgages incurred to secure payment of all or part of the purchase price of such property or to secure debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or part of the purchase price thereof (provided such Mortgages are limited to such property and improvements thereto);

    (3) Mortgages placed into effect prior to, at the time of, or within 180 days of completion of construction of new facilities (or any improvements to existing facilities) to secure all or part of the cost of construction (or improvement) of such facilities, or to secure debt incurred to provide funds for any such purpose (provided such Mortgages are limited to the property or portion thereof upon which the construction being so financed occurred and improvements the cost of construction of which is being so financed);

    (4) Mortgages which secure only debt owing by a Subsidiary to the Company or to a wholly-owned Subsidiary;

    (5) Mortgages required by any contract or statute in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America or any State, or any department, agency, instrumentality or political subdivision of any of the foregoing, and Mortgages in favor of such entities on property owned or leased by the Company or a Subsidiary (a) to secure any debt incurred for the purpose of financing (including any industrial development bond financing) all or any part of the purchase price or the cost of constructing, expanding or improving the property subject thereto (provided such Mortgages are limited to the property or portion thereof upon which the construction being so financed occurred and the improvements, the cost of construction of which is being so financed), or (b) required to permit the attachment or removal of any equipment designed primarily for the purpose of air or water pollution control, provided that such Mortgages shall not extend to other property or assets of the Company or any Subsidiary; and

    (6) certain extensions, renewals or replacements of Mortgages referred to in the foregoing clauses. (Section 3.6(a).)

  Restrictions on Sale and Lease-Back Transactions. Neither the Company nor any Subsidiary may, after the effective date of the Indenture, enter into any Sale and Lease-Back Transaction involving any Principal Property, acquired or placed into service more than 180 days prior to such transaction, whereby such property has been or is to be sold or transferred by the Company or any Subsidiary, unless:

    (1) the Company or such Subsidiary would at the time of entering into such transaction be entitled to create debt secured by a Mortgage on such property as described in "Covenants of the Company--Negative Pledge" above in an amount equal to the Attributable Debt with respect to the Sale and Lease-Back Transaction without equally and ratably securing the outstanding Debt Securities; or

    (2) the Company applies to the retirement (other than any mandatory retirement) of Funded Debt of the Company (as defined below) an amount equal to the net proceeds from the sale of the Principal Property so leased within 90 days of the effective date of any such Sale and Lease-Back Transaction provided, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (a) the principal amount of any Debt Securities delivered by the Company to the Trustee within 90 days after such Sale and Lease-Back Transaction for retirement and cancellation, and (b) the principal amount of Funded Debt, other than Debt Securities voluntarily retired by the Company within 90 days following such Sale and Lease-Back Transaction. This restriction will not apply to any Sale and Lease-Back Transaction (i) involving the taking back of a lease for a period of three years or less, (ii) involving industrial development or pollution control financing; or (iii) between the Company and a Subsidiary or between Subsidiaries. (Section 3.6(b).)

  "Attributable Debt" means, with respect to any Sale and Lease-Back Transaction, as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the Company, be extended). (Section 1.1.)

  "Consolidated Net Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities (excluding any portion thereof constituting Funded Debt by reason of being renewable or extendable), all as set forth on the most recent balance sheet of the Person for which such determination is being made and computed in accordance with generally accepted accounting principles. (Section 1.1.)

  "Funded Debt" means all indebtedness for money borrowed classified as long-term debt on the most recent audited balance sheet (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the Person for which the determination is being made. (Section 1.1.)

  "Principal Property" means all property and equipment located within the United States of America directly engaged in the manufacturing activities of the Company and its Subsidiaries, including manufacturing and processing facilities, except any such property and equipment which the Board of Directors of the Company declares is not material to the business of the Company and its Subsidiaries taken as a whole. (Section 1.1.)

  "Subsidiary" means any corporation, partnership or other entity of which at the time of determination the Company owns or controls directly or indirectly more than 50% of the outstanding shares of voting stock or equivalent interest. (Section 1.1.)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless
(1) either the Company is the continuing corporation or the successor corporation or the Person which acquires by sale, lease or conveyance substantially all the assets of the Company is a corporation organized under the laws of the United States, any State thereof, or the District of Columbia, and expressly assumes the Company's obligations under the Debt Securities and the Indenture by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation; and (2) the Company, such successor corporation, or such Person shall not, immediately after giving effect to the transaction, be in default in the performance of any such covenant or condition. (Section 9.1.) Upon any such consolidation, merger, sale, lease or conveyance and following such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company under the Indenture and under the Debt Securities. (Section 9.2.)

EVENTS OF DEFAULT

  Any one of the following events will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (1) failure to pay any interest on any Debt Security of that series when due and continuance of such default for 30 days; (2) failure to pay principal of or any premium on any Debt Security of that series when due, either at maturity, upon any redemption, by declaration, or otherwise; (3) failure to observe or perform any other of the covenants or agreements of the Company in the Indenture (other than a covenant the default or breach of which is otherwise specifically dealt with in the Indenture) continued for 60 days after written notice as provided in the Indenture; (4) certain events of bankruptcy, insolvency, or reorganization of the Company; or (5) any other Event of Default provided in a supplemental indenture with respect to Debt Securities of that series. (Section 5.1.)

  If any Event of Default with respect to the Debt Securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of each such affected series, by written notice to the Company (and to the Trustee if given by such holders of Debt Securities), may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the Prospectus Supplement relating to such series) and accrued interest of all the Debt Securities of all such affected series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding Debt Securities of each such series may, under certain circumstances, rescind and annul such acceleration. (Section 5.1.)

  The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all defaults known to it unless such default shall have been cured; except that in the case of a default in payment of the principal of the Debt Securities of such series, or in the payment of any sinking fund installment of such series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of such series. (Section 5.11.)

  The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected (with all such series voting as a single class) may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.9.)

  The holders of a majority in aggregate principal amount outstanding of any series of Debt Securities by notice to the Trustee may waive, on behalf of the holders of all Debt Securities of such series, any past default or Event of Default with respect to such series and its consequences except in respect of a covenant or provision of the Indenture, which cannot be modified or amended without the consent of the holders of 100% of Debt Securities of all series affected. (Section 5.10.)

  The Indenture includes a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with all conditions and covenants of the Indenture. (Section 3.5.)

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (1) to transfer or pledge any property to the Trustee as security for the Debt Securities of any series; (2) to evidence the succession of another corporation to the Company and the assumption of the covenants, agreements and obligations of the Company by a successor to the Company; (3) to add to the covenants of the Company such further covenants or provisions so as to further protect the holders of Debt Securities; (4) to cure any ambiguity or correct or supplement any defective or inconsistent provisions or to make any other provisions as the Company deems necessary or desirable, provided such action does not materially adversely affect the interests of the holders of Debt Securities of any series; (5) to establish the form or terms of Debt Securities; or (6) to evidence and provide for a successor trustee. (Section 8.1.)

  The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of each such series, except that no such supplemental indenture may, without the consent of the holders of 100% of Debt Securities of all series affected: (a) as to any Debt Security, (i) extend its final maturity; (ii) reduce its principal amount; (iii) reduce its rate or extend the time of payment of interest on it; (iv) reduce its redemption premium; (v) change the currency or currency unit in which it or any premium or interest is payable;
(vi) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount Security; (vii) alter the provisions of Section
11.11 or 11.12 of the Indenture; (viii) affect the right to institute suit for the enforcement of any payment on or with respect to it or any right of repayment at the option of the holder of it; or (b) reduce below a majority the percentage in principal amount of the outstanding Debt Securities the consent of the holders of which is required for any such supplemental indenture. (Section 8.2.)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  The Company can discharge or defease its obligations under the Indenture while Debt Securities remain Outstanding under three sets of circumstances:

    (1) Outstanding Debt Securities Due within One Year. Paragraph (A)(c) of
  Section 10.1 allows the Company, under terms satisfactory to the Trustee, to discharge certain obligations (except for certain obligations to register the transfer or exchange of such Debt Securities; to replace temporary, mutilated, destroyed, lost, or stolen Debt Securities; or to maintain an office or agency in respect of the Debt Securities) to holders of Debt Securities not already delivered to the Trustee for cancellation which have either become due and payable or are by their terms due and payable within one year or scheduled for redemption within one year by depositing irrevocably with the Trustee cash, U.S. Government Obligations, or a combination thereof as trust funds in an amount certified to be sufficient to pay at maturity or upon redemption the principal of, premium (if any), and interest on such Debt Securities (and related unmatured Coupons).

    (2) Defeasance. Defeasance under paragraph (B) of Section 10.1 would discharge the Company from any and all of its obligations to holders of any series of Debt Securities under the Indenture (except for certain obligations to register the transfer or exchange of such Debt Securities; to replace temporary, mutilated, destroyed, lost, or stolen Debt Securities; or to maintain an office or agency in respect of the Debt Securities) by depositing irrevocably with the Trustee cash, U.S. Government Obligations, or a combination thereof as trust funds in an amount certified to be sufficient to pay at maturity or upon redemption the principal of, premium (if any), and interest on such Debt Securities (and related unmatured Coupons). A trust to effect defeasance under this paragraph may be established only if, among other things, the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such Debt Securities will not recognize income, gain, or loss for Federal income tax purposes as a result of such defeasance and that defeasance will not otherwise alter such holders' tax treatment of principal, premium (if any), and interest payments on the Debt Securities; such opinion must be based on a ruling of the Internal Revenue Service or a change in Federal income tax law occurring after the Indenture's date, as such a result would not occur under current tax law.

    (3) Covenant Defeasance. Paragraph (C) of Section 10.1 allows the Company, under terms satisfactory to the Trustee, to be released from its obligations with respect to all Outstanding Debt Securities restricted by Sections 3.6 and 9.1 of the Indenture (which contain the covenants limiting liens, sale and lease-back transactions, and consolidations, mergers, and asset sales described above), and to omit to comply with such sections without creating an Event of Default, by depositing irrevocably with the Trustee cash, U.S. Government Obligations, or a combination thereof as trust funds in an amount certified to be sufficient to pay at maturity or upon redemption the principal of, premium (if any), and interest on all Outstanding Debt Securities (and related unmatured Coupons) ("covenant defeasance"). A trust to effect covenant defeasance may be established only if, among other things, the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such Debt Securities will not recognize income, gain, or loss for Federal income tax purposes as a result of such covenant defeasance and that covenant defeasance will not otherwise alter such holders' tax treatment of principal, premium (if any), and interest payments on the Debt Securities.

THE TRUSTEE

  The First National Bank of Chicago is the Trustee under the Indenture. The Company maintains banking and other commercial relationships with the Trustee in the ordinary course of business.

  The Indenture provides that in the event a corporation succeeds to the corporate trust business of the Trustee, the Company may elect to remove such successor to the Trustee. (Section 6.12.)

                              PLAN OF DISTRIBUTION

  The Company may sell Debt Securities being offered by this Prospectus: (1) directly to purchasers; (2) to or through agents; (3) to or through dealers;
(4) to or through underwriters; or (5) through a combination of such methods. Any such agents, dealers, or underwriters may include Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Lehman Brothers Inc. (including its affiliate Lehman Special Securities Inc.) and J.P. Morgan Securities Inc. (collectively the "Underwriters").

  The Company or designated agents may solicit offers to purchase Debt Securities from time to time. The applicable Prospectus Supplement will set forth the name of and commission payable to any such agent (which may be deemed to be an "underwriter" as that term is defined in the Act) involved in the offer or sale of Debt Securities. Unless the Prospectus Supplement indicates otherwise, any such agent will be acting on a best efforts basis for the period of its appointment.

  If the Company uses a dealer to sell Debt Securities, the Company will sell them to such dealer as principal. The dealer may then resell such Debt Securities to the public at prices it determines at the time of resale. Any such dealer may be deemed to be an "underwriter" as that term is defined in the Act. The applicable Prospectus Supplement will set forth the name of any such dealer, the amount of Debt Securities purchased, and the price paid.

  If the Company uses one or more underwriters to sell Debt Securities, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them. The applicable Prospectus Supplement will set forth any such underwriter's name and the transaction's terms. The underwriter(s) will use the Prospectus Supplement to make resales of Debt Securities.

  Agents, dealers, or underwriters may enter into agreements with the Company which require the Company to indemnify them against certain civil liabilities, including liabilities under the Act. Such agents, dealers, or underwriters and certain of their affiliates may engage in investment banking, commercial banking or other transactions with, and perform services for, the Company and certain of its affiliates in the ordinary course of business.

  The Company may authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and (unless the Company agrees otherwise) the aggregate principal amount of Debt Securities sold pursuant to Contracts shall equal, the respective amounts stated in the Prospectus Supplement. Contracts may be made with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to Company approval. Contracts will be unconditional, except that any related sale of Debt Securities must at the time of delivery be permitted under the laws of any jurisdiction in the United States to which such institution is subject. The Prospectus Supplement sets forth the commissions payable to underwriters and agents soliciting purchases of Debt Securities pursuant to such Contracts.

  The Company does not intend to list Debt Securities on any stock exchange. The Company has, however, been advised by the Underwriters that they currently intend to make a market in Debt Securities. No assurance can be given, however, that the Underwriters will make such a market in Debt Securities or as to Debt Securities' liquidity.

  The accompanying Prospectus Supplement sets forth the place and time of delivery for Debt Securities.

                                 LEGAL MATTERS

  Certain matters relating to the legality of Debt Securities offered hereby will be passed upon for the Company by Ogden Newell & Welch, Louisville, Kentucky, and for any purchasers, agents, dealers, or underwriters by Davis Polk & Wardwell, New York, New York. James S. Welch is a partner in the law firm of Ogden Newell & Welch and is a director of the Company.

  The Company is advised that as of March 1, 1994 members of Ogden Newell & Welch owned 2,209 shares of Class A Common Stock and 254 shares of Class B Common Stock of the Company.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended April 30, 1993, have been so incorporated in reliance on the reports of Coopers & Lybrand, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements similarly incorporated in this Prospectus by reference to all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (before the filing of a post-effective amendment which deregisters all securities then remaining unsold) are or will be so incorporated in reliance upon the reports of Coopers & Lybrand, and any other independent accountants, relating to such financial statements and upon the authority of such independent accountants as experts in auditing and accounting in giving such reports to the extent that the particular firm has examined such financial statements and consented to the use of their reports thereon.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The Company estimates that expenses, other than underwriting compensation, in connection with the offering described in this registration statement will be as follows:

      Registration Fee................................................. $ 51,725
      Trustee's Fees...................................................    2,500
      Printing and Engraving...........................................   25,000
      Legal Fees.......................................................   65,000
      Accounting Fees..................................................   25,000
      Rating Agency Fees...............................................   50,000
      Blue Sky Fees and Expenses.......................................   15,000
      Miscellaneous....................................................   10,000
                                                                        --------
          Total........................................................ $244,225
                                                                        ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Restated Certificate of Incorporation limits directors' liability for monetary damages to the extent permitted by the Delaware General Corporation Law, and reads as follows:

  A director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

The provision affects only claims against directors for acts they perform as directors; it does not apply to acts they perform as Company officers or in other capacities.

  In addition, the Company's Board of Directors has adopted a resolution which provides that the Company shall indemnify any person who was, is, or is threatened to be made a party to an action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is a director, officer, employee, or agent of the Company, or is or was serving at the Company's request as a director, officer, employee, or agent of another entity. Indemnification of a person under this resolution is against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interests (with respect to a criminal proceeding, the person must have had no reasonable cause to believe his conduct was unlawful). In any proceeding by or in the right of the Company, no indemnification may be made if the person is found to be liable for negligence or misconduct in the performance of his duty, and only to the extent the Court of Chancery or such other court deems proper.

  An insurance policy insures the Company's directors and officers against certain liabilities, including certain liabilities arising under the Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

  The Underwriting Agreement relating to the sale of any Debt Securities may entitle the Company's directors, officers, and controlling persons to indemnification under certain conditions from the purchasers, dealers, underwriters, or agents involved in the sale of such Debt Securities.

ITEM 16. EXHIBITS.

  See Index to Exhibits.

ITEM 17. UNDERTAKINGS.

  (1) The undersigned registrant hereby undertakes:

    (a) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

    (b) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) Insofar as indemnification for liabilities under the Act may be permitted to directors, officers, and controlling persons of the registrant under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of such registrant in the successful defense of any action, suit, or proceeding) is asserted against the registrant by such director, officer, or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BROWN-FORMAN CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOUISVILLE AND COMMONWEALTH OF KENTUCKY, ON THIS 8TH DAY OF MARCH, 1994.

                                          BROWN-FORMAN CORPORATION

                                          By:        Owsley Brown II*
                                              President and Chief Executive
                                                         Officer

                                                 /s/ Christopher A. Sailer
                                          *By: ________________________________
                                                   Christopher A. Sailer
                                                   Attorney-in-fact for
                                                      Owsley Brown II

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 8TH DAY OF MARCH, 1994.

                SIGNATURES                                  TITLE
                ----------                                  -----

             Owsley Brown II*               President, Chief Executive Officer
                                            and Director
                                            (Principal Executive Officer and
                                            Principal Financial Officer)

          W.L. Lyons Brown, Jr.*            Chairman

          Clifford G. Rompf, Jr.*           Senior Vice President
                                            (Principal Accounting Officer)

           Owsley Brown Frazier*            Vice Chairman and Director

            William M. Street*              Vice Chairman and Director

         George Garvin Brown III*           Director

            Stephen E. O'Neil*              Director

              John S. Speed*                Director

              James S. Welch*               Director

    /s/ Christopher A. Sailer
*By:_________________________________
        Christopher A. Sailer
    Attorney-in-fact for all of
         the above persons

                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
  EXHIBIT                                                            NUMBERED
  NUMBER                                                               PAGE
  -------                                                          ------------

 (1)(a)    Form of Underwriting Agreement Standard Provisions
            (Debt Securities) ..................................
 (1)(b)    Form of Underwriting Agreement.......................
 (4)       Form of Indenture dated as of March 1, 1994 between
            the Company and The First National Bank of Chicago,
            as Trustee..........................................
 (5)       Opinion of Ogden Newell & Welch as to validity of
            Debt Securities.....................................
 (12)      Computation of Ratios and Earnings to Fixed Charges..
 (23)(a)   Consent of Coopers & Lybrand.........................
 (23)(b)   Consent of Ogden Newell & Welch (included in the
            opinion filed as Exhibit (5) to this registration
            statement)..........................................
 (24)(a)   Certified copy of resolution of the Board of Direc-
            tors of the Company authorizing the corporation and
            its officers to name Michael B. Crutcher, Christo-
            pher A. Sailer, and Garrison R. Cox to sign on their
            behalf this registration statement and any and all
            amendments (including post-effective amendments)....
 (24)(b)   Original of power of attorney authorizing Michael B.
            Crutcher, Christopher A. Sailer, and Garrison R. Cox
            to sign this registration statement and any and all
            post-effective amendments on behalf of the Company
            and its directors...................................
 (25)      Form T-1, Statement of Eligibility and Qualification
            under the Trust Indenture Act of 1939, as amended,
            of The First National Bank of Chicago...............